Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Charles T. Fote, Chief Executive Officer of First Data Corporation, state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of Company, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with the audit committee of the board of directors of Company.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	The annual Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Commission of Company;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Charles T. Fote	Subscribed and sworn to
Charles T. Fote	before me this 13th day of
August 13, 2002	August 2002.

/s/ Terri Alberhasky
Notary Public
My Commission Expires: January 11, 2004

Instructions:

A separate statement must be signed by each of the Principal Executive Officer and the Principal Financial Officer. The sworn statement must be delivered in written form to the following address by the close of business on August 14, 2002 to Jonathan G. Katz, Secretary, Securities and Exchange Commission, 450 Fifth Street, N.W, Washington, D.C. 20549.